UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers.

Effective May 20, 2010, the date of the Annual Shareholder Meeting of Helios & Matheson North America Inc. (the “Company”), the Company’s Board of Directors resolved that Ms. Divya Ramachandran was appointed as the Company’s full-time Chief Executive Officer to serve until her successor is duly appointed.

Ms. Ramachandran, age 30, has been and continues to be a director of the Company since August 22, 2006. From June 2007 until May 20, 2010, Ms. Ramachandran served as Vice President of Helios and Matheson Information Technology Ltd. (“HMIT”), the parent of the Company which owns approximately 69% of the Company’s outstanding common stock. From February 2004, Ms. Ramachandran was an Associate Vice President of HMIT. Effective with her appointment as the Chief Executive Officer of the Company, Ms. Ramachandran no longer holds a full-time position with HMIT. From June 2003 to January 2004, Ms. Ramachandran was Program Director for General Management Programs at the Indian School of Business. From July 2002 to January 2003, Ms. Ramachandran was a Senior Manager, Strategy and Restructuring Cell for Lupin Limited. From June 2000 to 2001, Ms. Ramachandran was an associate with Arthur Andersen. The terms of Ms. Ramachandran’s employment agreement and compensation are currently under consideration and will be disclosed once finalized under a separate filing on a Form 8-K.

Additionally, as an update to the Company’s Form 10-Q filed on May 14, 2010 (File Number: 000-22945), Mr. NR Suparna was appointed as the Company’s Chief Operating Officer, effective May 20, 2010. The terms of Mr. Suparna’s employment agreement and compensation are still under consideration and will be disclosed once finalized under a separate filing on a Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 20, 2010, the Company’s Board of Directors amended the Company’s Bylaws to clarify that the Board of Directors may establish committees of the Board of Directors with all authority of the Board of Directors, as delegated from time to time and subject to the limitations set forth in the Delaware General Corporation Law. The only changes to the Bylaws were made in Article III Section 14 thereof.

A copy of the amendment to the Bylaws is filed as Exhibit 3.2.2, and is incorporated herein by reference, to this Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Company’s Annual Shareholder Meeting, held on May 20, 2010. The proposals below are described in detail in the Company’s Proxy Statement filed on April 30, 2010. At the Annual Meeting, all of the 5 nominees for director were elected to the Company’s Board of Directors for a one-year term (Proposal 1 below). In addition, management proposals regarding ratification of the appointment of Mercadien, P.C. as the Company’s independent registered public accounting firm for 2010 (Proposal 2 below), was approved.

				Broker
		For	Withheld	Non-Votes
1. The election, for one-year terms, of all persons nominated for directors, as set forth in the Company’s Proxy Statement, was approved by the following votes:

Srinivasaiyer Jambunathan		2,181,113	1,675	472,485
Daniel L. Thomas		2,181,113	1,675	472,485
Rabin K. Dhoble		2,181,113	1,675	472,485
Kishan Grama Ananthram		2,181,113	1,675	472,485
Divya Ramachandran		2,180,488	2,300	472,485

	For	Against	Abstentions	Broker Non-Votes
2. Ratification of the appointment of Mercadien, P.C. as the Company’s independent registered public accountant firm for the 2010 fiscal year, as set forth in the Company’s Proxy Statement, was approved by the following vote:	2,651,383	3,890	0	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT 3.2.2 FIRST AMENDMENT TO BYLAWS, DATED MAY 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.

By:	/s/ Salvatore M. Quadrino
Chief Financial Officer

Date: May 26, 2010